UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. ___)

Filed by the Registrant	☒
Filed by a party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Cheetah Net Supply Chain Service Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a- 6(i)(1) and 0-11

Notice of 2025 Annual Meeting of
Stockholders and Proxy Statement

To our Stockholders:

You are cordially invited to attend Cheetah Net Supply Chain Service Inc. (the “Company,” “we,” “us,” or “our”)’s annual meeting of stockholders to be held virtually on November 7, 2025 at 7:00 p.m., Eastern Time. At the annual meeting, we will ask you to consider the following proposals:

1.	Elect five directors to the Company’s board of directors (“Board”) to serve until their successors are duly elected and qualified at the 2026 annual meeting of stockholders;

2.	Ratify the appointment of Assentsure PAC (“Assentsure”) as the independent registered public accounting firm of the Company for the year ending December 31, 2025;

3.	Approve the Company’s Fifth Amended and Restated Articles of Incorporation to effect a reverse stock split of the issued shares of the Company’s common stock (“Common Stock”) at a ratio within a range from any whole number between one-for-five to one-for-twenty, as determined by the Board in its sole discretion (the “Reverse Stock Split Proposal”);

4.	Approve the potential issuance in excess of 20% of our outstanding Common Stock upon the conversion of certain convertible notes at a conversion price per share that is less than the “minimum price” under Nasdaq Listing Rule 5635, if required pursuant to the terms of any such convertible note (the “Issuance Proposal”);

5.	Approve one or more adjournments of the annual meeting to a later date or dates, if necessary, to permit further solicitation of proxies in the event there are not sufficient votes in favor of proposals 1 to 4 or to constitute a quorum, as described in this proxy statement and;

6.	Consider any other business as may be properly brought before the meeting or any adjournment or postponement thereof.

The Board has fixed the close of business on September 29, 2025 as the record date for the determination of stockholders entitled to notice of and to vote at the annual meeting or at any adjournment, postponement, or continuation thereof. A list of stockholders entitled to vote at the annual meeting will be available for examination by any stockholder for any purpose relevant to the annual meeting for at least 10 days prior to the date of the meeting.

The annual meeting will be a completely virtual meeting, which will be conducted via live webcast. You will be able to listen to the annual meeting, submit your questions, and vote during the live webcast of the meeting by visiting www.virtualshareholdermeeting.com/CTNT2025 shortly prior to the start of the meeting and entering the 16-digit control number found on the proxy card or voting instruction form.

We are pleased to take advantage of the U.S. Securities and Exchange Commission rules that allow us to furnish proxy materials, including this notice, and the proxy statement (including an electronic proxy card for the meeting) for the annual meeting via the Internet. Taking advantage of these rules allows us to lower the cost of delivering annual meeting materials to our stockholders and reduce the environmental impact of printing and mailing these materials.

Your vote is important. Whether or not you plan to attend the virtual annual meeting, we hope that you will vote as soon as possible.

Irvine, California

Dated: October 6, 2025

By Order of the Board of Directors,

/s/ Huan Liu
Huan Liu
Chief Executive Officer, Director, and Chairman of the Board of Directors

Notice of Annual Meeting of Stockholders

Cheetah Net Supply Chain Service Inc.
8707 Research Drive

Irvine, California 92618

Date:	November 7, 2025

Time:	7:00 p.m., ET

Location:	Virtual Meeting Online at www.virtualshareholdermeeting.com/CTNT2025

Record Date:	September 29, 2025

Items of Business

1.	Elect five directors to the Board to serve until their successors are duly elected and qualified at the 2026 annual meeting of stockholders;

2.	Ratify the appointment of Assentsure as the independent registered public accounting firm of the Company for the year ending December 31, 2025;

3.	Approve the Reverse Stock Split Proposal;

4.	Approve the Issuance Proposal;

5.	Approve one or more adjournments of the annual meeting to a later date or dates, if necessary, to permit further solicitation of proxies in the event there are not sufficient votes in favor of proposals 1 to 4 or to constitute a quorum, as described in this proxy statement; and

6.	Consider any other business as may be properly brought before the meeting or any adjournment or postponement thereof.

The Board recommends that you vote “FOR” the election of each of the director nominees included in Proposal No. 1 and “FOR” Proposal Nos. 2, 3, 4, and 5.

How to Vote

●	By Internet:	You may vote online at www.proxyvote.com.
●	By Telephone:	You may vote by calling 1-800-690-6903.
●	By Mail:	You may vote by completing and returning the enclosed proxy card.
●	In Person:	All stockholders are cordially invited to attend the annual meeting of stockholders.

This communication is not a form for voting and presents only an overview of the more complete proxy materials. The Company encourages you to review the complete proxy materials before voting.

THE 2025 ANNUAL REPORT OF THE COMPANY ACCOMPANIES THIS NOTICE

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You will receive paper copies of all of our proxy materials by mail and can also access our proxy materials online at www.proxyvote.com or in the Investor Relations section of our website at investors.cheetah-net.com/. The paper copies of all of our proxy materials are first being distributed or made available, as the case may be, to our stockholders on or about October 9, 2025.

Proxy Statement Summary

Below are the highlights of the important information you will find in this Proxy Statement. As this is only a summary, we request that you please review the full Proxy Statement before casting your vote.

General Meeting Information

2025 Annual Meeting Date and Time	November 7, 2025 7:00 p.m., ET

Place	Virtual Meeting Online at
www.virtualshareholdermeeting.com/CTNT2025
Record Date	September 29, 2025

Voting

Stockholders of record as of the record date are entitled to vote in person or by proxy at the Annual Meeting (as defined below). At the close of business on September 29, 2025, the Company had 2,715,761 shares of Class A Common Stock and 546,875 shares of Class B Common Stock outstanding.

To be approved, the Reverse Stock Split Proposal must receive the affirmative vote of a majority of votes cast in person or by proxy at the Annual Meeting with respect to (i) the outstanding shares of Class A Common Stock and Class B Common Stock voted at the Annual Meeting, voting together as a single voting group; (ii) the outstanding shares of Class A Common Stock voted at the Annual Meeting, voting as a separate voting group; and (iii) the outstanding shares of Class B Common Stock voted at the Annual Meeting, voting as a separate voting group. Abstentions are not deemed to be votes cast and will therefore not affect this proposal. There will be no broker non-votes on this proposal because brokers have discretion to vote shares held in street name on this proposal without specific instructions from the beneficial owner of those shares.

With respect to the election of the directors and all other matters submitted to the stockholders for vote, the holders of shares of Class A and Class B Common Stock shall vote as a single voting group, with each share of Class A Common Stock being entitled to one vote and each share of Class B Common Stock entitled to 15 votes on each matter to be voted on at the Annual Meeting.

Voting Matters and Board Recommendations

Proposal	Voting Options	Vote Required for Approval	Broker Discretionary Vote	Board Recommendation
1. Elect Directors	“FOR” all nominees, “FOR” all except certain nominees, or “WITHHOLD” your vote for all nominees	Each nominee for director must receive a plurality of the votes cast	No	FOR ALL NOMINEES

2. Ratify Appointment of Independent Registered Public Accounting Firm	“FOR,” “AGAINST,” or “ABSTAIN” from voting	Affirmative vote of a majority of votes cast	Yes	FOR

3. Approve the Reverse Stock Split Proposal	“FOR,” “AGAINST,” or “ABSTAIN” from voting	Affirmative vote of a majority of votes cast with respect to (i) the outstanding shares of Class A Common Stock and Class B Common Stock voted at the Annual Meeting, voting together as a single voting group and (ii) the outstanding shares of Class A Common Stock voted at the Annual Meeting, voting as a separate voting group, and (iii) the outstanding shares of Class B Common Stock voted at the Annual Meeting, voting as a separate voting group.	Yes	FOR

4. Approve the Issuance Proposal	“FOR,” “AGAINST,” or “ABSTAIN” from voting	Affirmative vote of a majority of votes cast	No	FOR

5. Approve the Adjournment	“FOR,” “AGAINST,” or “ABSTAIN” from voting	Affirmative vote of a majority of votes cast	Yes	FOR

Governance Highlights

We are committed to applying sound corporate governance principles. We believe sound governance practices are in the best interests of our stockholders and strengthen accountability within our organization. The following highlights our guiding governance principles:

Annual Elections	Yes	Code of Ethics	Yes

Board Independence	60%	Executive Sessions of Independent Directors	Yes

Committee Independence	100%	Anonymous Reporting	Yes

Committee Chair Independence	100%	Insider Trading Policy	Yes

Number of Financial Experts	One	Clawback Policy	Yes

Board Gender Diversity	20% Female

In addition, we intend to implement additional corporate governance principles in the future, including:

●	developing our executive compensation policies;

●	enhancing public disclosure; and

●	enhancing stockholder communication.

Director Nominees

You are being asked to vote to elect the following five director nominees to the Board. Detailed information about each of these nominees begins on page 9 of the Proxy Statement.

Name	Age	Director Since	Independent	Occupation
Huan Liu	44	2016	No	Chief Executive Officer, Director, and Chairman of the Board of Directors of the Company
Xianggeng Huang	60	2023	No	Director of Fuzhou Yisheng Mechanical and Electrical Equipment Co., Ltd
Xiangan Ruan	49	2025	Yes	Senior partner at Allbright Law Offices (Shanghai)
Huiping (Catherine) Chen	49	2023	Yes	Investment Director of Xiamen Chenshen Investment Co., Ltd.
Huibo Deng	42	2024	Yes	Visiting Professor at the Institute of Teaching and Curriculum of Chinese Academy of Management Sciences

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General Information About the Meeting and Voting

The Board is using this Proxy Statement to solicit proxies from the holders of its Common Stock for use at the Cheetah Net Supply Chain Service, Inc. 2025 annual meeting of stockholders and any adjournment or postponement thereof (the “Annual Meeting”). The notice of meeting, this Proxy Statement, and the enclosed form of proxy card are expected to first being mailed to our stockholders on or about October 9, 2025. In this Proxy Statement, we may also refer to Cheetah Net Supply Chain Service Inc. and its subsidiaries as “Cheetah Net,” the “Company,” “we,” “our,” or “us.”

Meeting Time and Applicable Dates	This Proxy Statement is furnished in connection with the solicitation by the Board of Cheetah Net Supply Chain Service Inc., a North Carolina corporation, of the accompanying proxy to be voted at the Annual Meeting to be held on November 7, 2025 at 7:00 P.M., ET and at any adjournment or postponement thereof. The close of business on September 29, 2025 has been fixed as the record date for the determination of the stockholders entitled to notice of and to vote at the meeting.

Attending the Annual Meeting	Cheetah Net will host the Annual Meeting by virtual meeting online at www.virtualshareholdermeeting.com/CTNT2025. The meeting will start at November 7, 2025 at 7:00 p.m., ET.

Stockholders may vote and submit questions in accordance with the rules of conduct for the Annual Meeting while attending the Annual Meeting in person.

Notice of Internet Availability of Proxy Materials	We have elected to use the “notice and access” rules adopted by the U.S. Securities and Exchange Commission (the “SEC”), which allow us to provide stockholders access to our proxy materials over the Internet. Accordingly, we sent a Notice of Internet Availably of Proxy Materials (the “Notice”) to all of our stockholders as of the record date instead of a full printed set of proxy materials. The Notice includes instructions on how to access our proxy materials over the Internet and how to request a printed copy of these materials. In addition, by following the instructions in the Notice, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.

Our use of the “notice and access” rules and your choice to receive your future proxy materials by email will save us the cost of printing and mailing documents to you and will reduce the impact of our annual meetings on the environment. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you terminate it.

Matters to be Voted Upon at the Annual Meeting

At the Annual Meeting, holders of record of our shares of Common Stock as of September 29, 2025 will consider and vote upon the following proposals:

1.    to elect five directors to the Board to serve until their successors are duly elected and qualified at the 2026 annual meeting of stockholders;

2.    to ratify the appointment of Assentsure as our independent registered public accounting firm for the year ending December 31, 2025 (“fiscal 2025”);

3.     to approve the Reverse Stock Split Proposal;

4.     to approve the Issuance Proposal;

5.    to approve one or more adjournments of the Annual Meeting to a later date or dates, if necessary, to permit further solicitation of proxies in the event there are not sufficient votes in favor of proposals 1 to 4 or to constitute a quorum, as described in this proxy statement; and

6.    to consider any other business as may properly be brought before the Annual Meeting.

As of the date of this Proxy Statement, these are the only matters that the Board intends to present at the Annual Meeting. The Board does not know of any other business to be presented at the Annual Meeting. The Board recommends that you vote “FOR” each proposal.

Voting Rights of Holders of Common Stock

Stockholders of record as of the record date are entitled to vote in person or by proxy at the Annual Meeting.

With respect to the approval of the Reverse Stock Split Proposal, (i) the holders of shares of Class A and Class B Common Stock shall vote as a single voting group, with each share of Class A Common Stock being entitled to one vote and each share of Class B Common Stock entitled to 15 votes, (ii) the holders of shares of Class A Common Stock shall vote as a separate voting group, and (iii) the holders of shares of Class B Common Stock shall vote as a separate voting group.

With respect to the election of directors and all other matters submitted to the stockholders for a vote, the holders of shares of Class A Common Stock and Class B Common Stock shall vote as a single voting group, with each share of Class A Common Stock being entitled to one vote and each share of Class B Common Stock entitled to 15 votes on each other matter to be voted on at the Annual Meeting.

Voting Instructions for Record Holders

If your shares are registered directly in your name with our transfer agent, then you are a stockholder of record with respect to those shares and you may vote by:

●     calling 1-800-690-6903;

●     visiting www.proxyvote.com;

●     completing and returning the enclosed proxy card; or

●     attending the Annual Meeting and voting in person.

Whether or not you plan to attend the Annual Meeting, you should vote as soon as possible.

If you plan to vote by phone or via the Internet, you must vote by 11:59 P.M. Eastern Time the day before the meeting date.

Voting Instructions for Beneficial Owners	If your shares are held in a brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of shares held in “street name” and you must instruct the broker, bank, or other nominee (“broker”) to vote on your behalf. Please refer to the voting instruction card provided by your broker.

If you are a beneficial owner and wish to vote at the Annual Meeting, you must bring a letter from your broker to the Annual Meeting confirming:

1.      your beneficial ownership of the shares,

2.      that the broker is not voting the shares at the meeting, and

3.      granting you a legal proxy to vote the shares in person or at the meeting.

You will not be able to vote shares you hold in street name in person at the Annual Meeting unless you have a legal proxy from your broker issued in your name giving you the right to vote your shares.

Broker Non-Votes

Broker non-votes occur when beneficial owners do not give voting instructions to their brokers and the brokers lack the discretionary authority to vote on the proposal. If you are a beneficial owner and do not give instructions to your broker, the broker will determine if it has the discretionary authority to vote on the particular matter.

Under the rules of the Nasdaq Capital Market (“Nasdaq”), brokers have the discretion to vote on routine matters such as ratifying the appointment of external auditors, but do not have discretion to vote on non-routine matters such as the election of directors and approving equity awards plans.

Broker non-votes, if any, will be counted for purposes of calculating whether a quorum is present at the meeting, but will not be counted for purposes of determining the number of votes cast with respect to a particular proposal.

Quorum

A quorum must be present in person or by proxy to hold the Annual Meeting and will exist if the holders of one-third of the shares entitled to vote at the Annual Meeting are present in person or by proxy at the Annual Meeting. With respect to any matters to be voted on by separate voting groups, the requirement that the holders of one-third of the shares entitled to vote at the Annual Meeting be present applies respectively to each separate voting group for purposes of such matters.

We will include abstentions and broker non-votes to determine whether a quorum is present at the Annual Meeting. Our inspector of election for the meeting will determine whether a quorum is present and will tabulate votes cast by proxy or in person. If we do not have a quorum at the Annual Meeting, we expect to adjourn the meeting until we obtain a quorum.

Vote Required to Elect Directors

You may vote either for or withhold authority to vote for all or any of the five nominees named in this Proxy Statement.

To be elected, each nominee for director must receive a plurality of the votes cast at the Annual Meeting. This means that five nominees receiving the highest number of affirmative “FOR” votes will be elected as directors.

Votes that are withheld from any nominee are not counted as a vote “FOR” the director and will have no effect on the vote. Abstentions and broker non-votes are not deemed to be votes cast and will therefore not affect this proposal.

Vote Required to Ratify Appointment of Assentsure

You may cast your vote in favor of, against, or abstain from voting to ratify the appointment of Assentsure as our independent registered accounting firm for fiscal 2025.

To be approved, this proposal must receive the affirmative vote of a majority of votes cast in person or by proxy at the Annual Meeting.

Abstentions are not deemed to be votes cast and will therefore not affect this proposal. There will be no broker non-votes on this proposal because brokers have discretion to vote shares held in street name on this proposal without specific instructions from the beneficial owner of those shares.

Vote Required to Approve the Reverse Stock Split Proposal

You may cast your vote in favor of, against, or abstain from voting to approve the Reverse Stock Split Proposal.

To be approved, the Reverse Stock Split Proposal must receive the affirmative vote of a majority of votes cast in person or by proxy at the Annual Meeting with respect to (i) the outstanding shares of Class A Common Stock and Class B Common Stock voted at the Annual Meeting, voting together as a single voting group, with each share of Class A Common Stock being entitled to one vote and each share of Class B Common Stock entitled to 15 votes; (ii) the outstanding shares of Class A Common Stock voted at the Annual Meeting, voting as a separate voting group; and (iii) the outstanding shares of Class B Common Stock voted at the Annual Meeting, voting as a separate voting group.

Abstentions are not deemed to be votes cast and will therefore not affect this proposal. There will be no broker non-votes on this proposal because brokers have discretion to vote shares held in street name on this proposal without specific instructions from the beneficial owner of those shares.

Vote Required to Approve the Issuance Proposal

To be approved, the Issuance Proposal must receive the affirmative vote of a majority of votes cast in person or by proxy at the Annual Meeting.

Abstentions and broker non-votes are not deemed to be votes cast and will therefore not affect this proposal.

Vote Required to Approve the Adjournment

You may cast your vote in favor of, against, or abstain from voting to approve the adjournment.

To be approved, this proposal must receive the affirmative vote of a majority of votes cast in person or by proxy at the Annual Meeting.

Abstentions are not deemed to be votes cast and will therefore not affect this proposal. There will be no broker non-votes on this proposal because brokers have discretion to vote shares held in street name on this proposal without specific instructions from the beneficial owner of those shares.

Revoking a Proxy

A stockholder who has given a proxy may revoke it at any time prior to its exercise by:

●   executing and delivering a later-dated proxy;

●  providing written notice of the revocation to the Chief Financial Officer of the Company at the address above; or

●   attending the Annual Meeting and voting in person.

Please note that attending the Annual Meeting alone (without voting in person) is not enough to revoke a proxy.

If you have instructed a broker to vote your shares, you may submit a new, later-dated voting instruction form to your broker or contact your broker.

No Right of Appraisal	Neither North Carolina law, nor our Fourth Amended and Restated Articles of Incorporation, nor our bylaws (the “Bylaws”) provide for appraisal or other similar rights for dissenting stockholders in connection with any of the proposals to be voted upon at the Annual Meeting. Accordingly, our stockholders will have no right to dissent and obtain payment for their shares.

Proxy Instructions

All shares of Common Stock represented by properly executed proxies returned and not revoked will be voted in accordance with instructions you give in the proxy.

If you return a signed proxy but do not indicate voting instructions, your proxy will be voted as recommended by the Board, or “FOR” the following proposals:

●   electing the five director nominees named in the Proxy Statement;

●  ratifying the appointment of Assentsure as our independent registered public accounting firm for fiscal 2025;

●   approving the Reverse Stock Split Proposal;

●   approving the Issuance Proposal;

●   approving the adjournment; and

●  in the proxy holder’s best judgment as to any other matters properly brought before the Annual Meeting.

Participants in the Proxy Solicitation

This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board in connection with the Annual Meeting. The Company will bear the cost of soliciting proxies. In addition to solicitation by mail, our directors, officers, and employees may solicit proxies personally, by telephone, or otherwise. We will not compensate our directors, officers, or employees for making proxy solicitations on our behalf.

We will reimburse brokers for their expenses in forwarding proxies and proxy materials to the beneficial owners of shares held in street name.

Results of the Annual Meeting	We will report the voting results in a filing with the SEC on a Current Report on Form 8-K within four business days of the conclusion of the Annual Meeting.

If the official results are not available at that time, we will provide preliminary voting results and will provide the final results in an amendment to the Form 8-K as soon as practicable after they become available.

Availability of Proxy Materials	Copies of this Proxy Statement and our annual report on Form 10-K for the year ended December 31, 2024 are available at www.proxyvote.com. These materials may also be obtained by (i) visiting www.proxyvote.com, (ii) calling 1-800-579-1639, or (iii) sending an email to sendmaterial@proxyvote.com prior to October 7, 2025 to receive the materials before the annual meeting.

Multiple Copies of Notice

You may receive more than one set of the Notice if you hold your shares in more than one brokerage account or your shares are registered in more than one name. Please use each Notice you receive to vote your shares to ensure that all of your votes are counted at the Annual Meeting.

For more information, see the section entitled “Notice Regarding Delivery of Stockholder Documents” below.

Contact for Questions

If you have any questions or need assistance in voting your shares, please contact us at the address and phone number below.

Huan Liu
Chief Executive Officer
Cheetah Net Supply Chain Service Inc.
8707 Research Drive

Irvine, California 92618
(949) 740-7799

Proposal No. 1 — Election of Directors

Our Board consists of five directors, all of whom are nominated for re-election at the Annual Meeting to serve until the 2026 annual meeting of stockholders and until their respective successors have been elected and qualified or until their earlier resignation or removal. The Nominating and Corporate Governance Committee has recommended each nominee for election to our Board.

Set forth below for each nominee for election as a director is a brief statement about the nominee’s age, principal occupation, and business experience, including any directorships with any other public companies, describing the specific individual qualities and skills of each nominee that contribute to the overall effectiveness of the Board and its committees. Each nominee has consented to being named as a nominee and to serve as a director if elected. Although we do not anticipate that any of the nominees named will be unable to serve if elected, the votes will be cast for a substitute nominee selected by the Board unless the number of directors to be elected has been reduced to the number of nominees willing and able to serve on our Board.

the board recommends the election of these nominees:

Name	Age	Director Since	Independent	Occupation
Huan Liu	44	2016	No	Chief Executive Officer, Director, and Chairman of the Board of Directors of the Company
Xianggeng Huang	60	2023	No	Director of Fuzhou Yisheng Mechanical and Electrical Equipment Co., Ltd
Xiangan Ruan	49	2025	Yes	Senior partner at Allbright Law Offices (Shanghai)
Huiping (Catherine) Chen	49	2023	Yes	Investment Director of Xiamen Chenshen Investment Co., Ltd.
Huibo Deng	42	2024	Yes	Visiting Professor at the Institute of Teaching and Curriculum of Chinese Academy of Management Sciences

Nominee Information

Mr. Huan Liu has served as our Chief Executive Officer and our Chairman of the Board of Directors since August 2016, and he has extensive experience in real estate, private equity, and car imports and exports. As the founder and CEO of Cheetah Net, Mr. Huan Liu has been responsible for the management of day-to-day operations and high-level strategizing and business planning, as well as implementing proposed plans and evaluating the success of our Company in achieving its objectives. Since June 2024, Mr. Liu has served as a Director and Chairman of the Board of Directors of Elite Express Holding Inc. (NASDAQ: ETS), a California-based last-mile delivery contractor. From 2014 to 2015, Mr. Huan Liu served as the chief executive officer at Beijing Xinyongjia Technology Co., where he was responsible for identifying opportunities for expansion and analyzing operations to identify areas in need of reorganization. From 2012 to 2013, Mr. Huan Liu served as the senior investment manager at Beijing Wanze Investment Management Co. Ltd. and was responsible for developing and implementing risk-based asset allocation models and performance analytics. Mr. Huan Liu received his master’s degree in Finance from the International Business School at Brandeis University in 2012, and his bachelor’s degree in Finance and Law from Harbin Engineering University in 2005.

Mr. Xianggeng Huang has served as our director since July 2023. From 2003 to 2022, Mr. Huang served as the chairman of the board of directors of Fuzhou Yisheng Mechanical and Electrical Equipment Co., Ltd., where he was responsible for running the board of directors, consulting the executives on issues, challenges, and opportunities facing the company, and high-level strategizing and business planning. From 1999 to 2002, Mr. Huang served as a general manager of the Fujian branch of Kone Elevator Co., Ltd., a Finish elevator manufacturer. From 1997 to 1999, he served as a major project manager at Otis Elevator China Co., Ltd. Mr. Huang received his bachelor’s degree in Automated Machinery from Nanjing University of Science and Technology in 1984.

Mr. Xiangan Ruan has served as our independent director since December 2024. Since January 2005, Mr. Ruan has served as a senior partner at Allbright Law Offices (Shanghai), where he oversees client relationships, provides strategic legal advice, and manages cases. Mr. Ruan received his bachelor’s degree in Law from Sun Yat-sen University in July 2004 and his EMBA from Peking University in July 2021.

Ms. Huiping (Catherine) Chen has served as our independent director since July 2023, and she has extensive experience in sales and marketing. Since January 2015, Ms. Chen has served as an investment director at Xiamen Chenshen Investment Co., Ltd., and has been responsible for the development and execution of financial investment strategies. From May 2009 to December 2015, she served as a marketing manager at Xiamen Jieou Automotive Electronics Co., Ltd., where she was responsible for brand promotion. From December 2005 to February 2009, Ms. Chen served as a marketing specialist at Dell (China) Co., Ltd., and was responsible for branding campaign planning. Ms. Chen received her associate degree in English from Xiamen City University in 2004.

Mr. Huibo Deng has served as our independent director since July 2024. Mr. Deng possesses a robust financial background that encompasses both academic achievements and hands-on experience in the financial industry. With a Bachelor of Science in Finance from Dongbei University of Finance and Economics, followed by a Master's degree in Statistics from Dalarna University and a Ph.D. in Finance from Renmin University of China, he has undergone rigorous training in financial theory, analysis, and management. Mr. Deng has been serving as a Visiting Professor at the Institute of Teaching and Curriculum, Chinese Academy of Management Sciences since September 2021, committed to fostering the next generation of financial leaders. In this role, Mr. Deng delivers insightful courses and lectures, sharing invaluable professional knowledge and experience with students. From January 2023 to July 2023, as the Vice President of Shenzhen Dexun Securities Consulting Co., Ltd., he provided strategic counsel and advisory services to clients navigating the complexities of the financial markets. From June 2017 to November 2018, Mr. Deng served as the General Manager of the Strategic Development Department at China Travel Group Zhonglv Bank Headquarters. In this capacity, Mr. Deng spearheaded efforts to cultivate strategic partnerships, identify new business opportunities, and drive market expansion initiatives.

Vote Required

Our Bylaws provide for a plurality voting standard for the election of directors. This means that the five director nominees receiving the highest number of affirmative “FOR” votes will be elected as directors. As a result, an abstention or a broker non-vote on Proposal 1 will not have any effect on the election of the director nominees.

Board Recommendation

THE BOARD RECOMMENDS A VOTE “FOR” ELECTING THE FIVE DIRECTOR NOMINEES NAMED HEREIN TO SERVE AS MEMBERS OF THE BOARD UNTIL THE 2026 ANNUAL MEETING OF STOCKHOLDERS AND UNTIL THEIR RESPECTIVE SUCCESSORS HAVE BEEN ELECTED AND QUALIFIED OR UNTIL THEIR EARLIER RESIGNATION OR REMOVAL. PROPERLY AUTHORIZED PROXIES SOLICITED BY THE BOARD WILL BE VOTED “FOR” THIS PROPOSAL UNLESS A STOCKHOLDER INDICATES OTHERWISE ON THE PROXY.

Corporate Governance Practices and Policies

Board and Committee Independence

The Board determines whether each of our directors is considered independent. For a director to be considered independent, the director must meet the bright-line independence standards under the Nasdaq listing standards. The Board must also affirmatively determine that, in its opinion, each director has no relationship that would interfere with the directors’ exercise of independent judgment in carrying out the director’s responsibilities. In addition to the Nasdaq listing standards, the Board will consider all relevant facts and circumstances in determining whether a director is independent. There are no family relationships among any of our directors, director nominees, and executive officers. The Board has determined that three of our current five directors, Xiangan Ruan, Huibo Deng, and Huiping (Catherine) Chen, satisfy the independence requirements of Nasdaq. The Board has also determined that the following nominees satisfy the independence requirements of Nasdaq: Xiangan Ruan, Huibo Deng, and Huiping (Catherine) Chen.

Leadership Structure of the Board

The Board does not have a policy on whether the roles of Chief Executive Officer and Chairman of the Board should be separate and, if they are to be separate, whether the Chairman of the Board should be a non-employee director or an employee. The Board believes that it should have the flexibility to choose this role in any manner that is in the best interests of our Company and our stockholders. Under our Bylaws, the Board of Directors may elect a Chairperson of the Board from among the directors or from among other officers as it may determine to preside at meetings of the stockholders and directors and to perform other duties as the Board may determine.

Currently, our Chairman of the Board, Huan Liu, is also our Chief Executive Officer. We believe that Mr. Liu’s leadership of the Company in this dual role is appropriate for the Company at this time because his involvement with the Company’s operations and business strategy provide the main focus for the Board. The Board does not currently have a lead independent director. The Board believes its current leadership structure is appropriate because Mr. Liu’s leadership ensures the Company maintains continuity as it grows as a public company and affords the Board access to Mr. Liu’s institutional knowledge of the Company.

Board Committees and Meetings

The Board held no meeting during the year ended December 31, 2024 (“fiscal 2024”). No director attended fewer than 75% of the aggregate number of all meetings of the Board of Directors and committees on which he or she served during fiscal 2024. The Company expects all of its existing directors to attend the Annual Meeting either in person or by conference call.

Board Committees

The Board has created three standing committees: an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. The Board has adopted a formal, written charter for each of the committees under which each committee operates. The charters can be found in the Corporate Governance section of the Investor Relations tab on the Company’s website at https://cheetah-net.com. As a matter of routine corporate governance, each committee reviews its charter and practices on an annual basis to determine whether its charter and practices are consistent with the listing standards of Nasdaq.

Committee Composition

Director	Audit	Compensation	Nominating and Corporate Governance
Xiangan Ruan	X	X	C
Huibo Deng	C	X	X
Huiping (Catherine) Chen	X	C	X

C = Committee chairperson; X = Committee member

Audit Committee

The Audit Committee of the Board (the “Audit Committee”) is composed of three independent directors: Huibo Deng, who is the chairperson, Xiangan Ruan, and Huiping (Catherine) Chen. Each member of the Audit Committee is an independent director as defined by rules of the SEC and Nasdaq. In addition, the Board of Directors has determined that Huibo Deng is an audit committee financial expert as defined by SEC rules.

The Audit Committee has the sole power and authority to select and engage independent auditors for the Company. The Audit Committee reviews with the auditors and with the Company’s management all matters relating to the annual audit of the Company. The Audit Committee held three meetings in fiscal 2024.

Compensation Committee

The Compensation Committee of the Board (the “Compensation Committee”) is composed of three independent directors: Huiping (Catherine) Chen, who is the chairperson, Xiangan Ruan, and Huibo Deng.

The Compensation Committee has the power and authority to review and approve the remuneration arrangements for the Company’s executive officers and certain employees. The Compensation Committee also interprets and administers our employee benefit plans, including by selecting participants and approving awards under those plans. The Compensation Committee has the power and authority to form, and delegate authority to, subcommittees. The Compensation Committee did not hold any meetings in fiscal 2024.

Compensation Committee Interlocks and Insider Participation

The Company is not required to provide the disclosure required for Compensation Committee Interlocks and Insider Participation under Item 407(e)(4) of Regulation S-K, since it qualifies as a smaller reporting company.

Compensation Committee Report

The Company is not required to provide the disclosure required for Compensation Committee Report under Item 407(e)(5) of Regulation S-K, since it qualifies as a smaller reporting company.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee of the Board (the “Nominating and Corporate Governance Committee”) is composed of three independent directors: Xiangan Ruan, who is the chairperson, Huibo Deng, and Huiping (Catherine) Chen. Each member of the Nominating and Corporate Governance Committee is an independent director as defined by the rules of the SEC and Nasdaq.

The Nominating and Corporate Governance Committee is responsible for identifying, screening, and recommending candidates for membership on the Board. Each year, prior to the annual meeting of stockholders, the Nominating and Corporate Governance Committee recommends nominees to serve as our directors for the following year. The Nominating and Corporate Governance Committee did not hold any meetings in fiscal 2024.

Director Nominating Process

The Nominating and Corporate Governance Committee is responsible for identifying, screening, and recommending candidates for membership on the Board.

The Nominating and Corporate Governance Committee has not yet developed a policy for selecting directors, including any specific minimum requirements or a diversity policy. The Nominating and Corporate Governance Committee will consider any director candidates recommended by stockholders, although there is no formal policy with regard to directors recommended by stockholders, when considering a candidate submitted by stockholders, the Nominating and Corporate Governance Committee will take into consideration the needs of the Board and the qualifications of the candidate. Nevertheless, the Board may choose not to consider an unsolicited recommendation if no vacancy exists on the Board and/or the Board does not perceive a need to increase the size of the Board.

There are no specific minimum qualifications that the Nominating and Corporate Governance Committee believes must be met by a Nominating Committee-recommended director nominee. However, the Nominating and Corporate Governance Committee believes that director candidates should, among other things, possess high degrees of integrity and honesty; have literacy in financial and business matters; have no material affiliations with direct competitors, suppliers, or vendors of the Company; and preferably have experience in the Company’s business and other relevant business fields (for example, finance, accounting, law, logistics, and warehousing). The Nominating and Corporate Governance Committee considers diversity together with the other factors considered when evaluating candidates but does not have a specific policy in place with respect to diversity.

Members of the Nominating and Corporate Governance Committee plan to meet in advance of each of the Company’s annual meetings of stockholders to identify and evaluate the skills and characteristics of each director candidate for nomination for election as a director of the Company. The Nominating and Corporate Governance Committee reviews the candidates in accordance with the skills and qualifications set forth in the Nominating and Corporate Governance Committee’s charter and the rules of the Nasdaq. There are no differences in the manner in which the Nominating and Corporate Governance Committee plans to evaluate director nominees based on whether or not the nominee is recommended by a stockholder.

Board Role in Risk Oversight

Our Board manages the Company’s risk oversight process and receives reports from management on areas of material risk to the Company, including operational, financial, legal, and regulatory risks. The committees of the Board assist the Board in fulfilling its oversight responsibilities in certain areas of risk. The Audit Committee assists the Board with its oversight of the Company’s major financial risk exposures. The Compensation Committee assists the Board with its oversight of risks arising from the Company’s compensation policies and programs. The Nominating and Corporate Governance Committee assists the Board with its oversight of risks associated with board organization, board independence, and corporate governance. While each committee is responsible for evaluating certain risks and overseeing the management of those risks, the entire Board continues to be regularly informed about the risks.

Code of Ethics

We have a Code of Ethics that applies to all our directors, executive officers, including our principal executive officer, principal financial officer, and principal accounting officer or controller, and employees. The Code of Ethics is publicly available in the Corporate Governance section of the Investor Relations tab on the Company’s website at

https://cheetah-net.com. We intend to post any amendments to or waivers from the Code of Ethics that apply to our principal executive officer, principal financial officer, and principal accounting officer, or persons performing similar functions, on our website.

Anti-Hedging Policy

Our Board adopted an Insider Trading Policy, which prohibits, among other things, our directors, officers, and employees from engaging in any hedging or monetization transactions with respect to the Company’s securities. In addition, our Insider Trading Policy prohibits our directors, officers, and employees from engaging in certain short-term or speculative transactions in the Company’s securities, such as short-term trading, short sales, and publicly traded options, which could create heightened legal risk and/or the appearance of improper or inappropriate conduct by our directors, officers, and employees.

Communications with Directors

Stockholders wishing to communicate with the Board may send a letter to: Cheetah Net Supply Chain Service Inc., 8707 Research Drive, Irvine, California 92618, Attention: Board of Directors. All correspondence sent to that address will be delivered to the appropriate directors by our Chief Financial Officer.

Director Compensation

The compensation of our directors is set by our Board and reviewed by the Compensation Committee at least annually. The Company does not pay any director who is also an employee of the Company or its subsidiaries for his or her service as director. In addition to reimbursement for reasonable expenses incurred in connection with serving on the Board, in fiscal 2024 we paid our independent directors who served during that year the following compensation:

Director Compensation Table
Name	Fees earned or paid in cash ($)(1)	Stock awards ($)	Option awards ($)	Non-equity incentive plan compensation ($)	Nonqualified deferred compensation earnings ($)	All other compensation ($)	Total ($)
Xiangan Ruan	1,539	—	—	—	—	—	1,539
Huibo Deng	10,000	—	—	—	—	—	10,000
Huiping (Catherine) Chen	20,000	—	—	—	—	—	20,000
Vladimir Gavrilovic	11,667	—	—	—	—	—	11,667
Adam Eilenberg	18,461	—	—	—	—	—	18,461
Xianggeng Huang	50,000	—	—	—	—	—	50,000

Notes:

(1)

During fiscal 2024, Huibo Deng received $10,000 in annual compensation starting from July 2, 2024, with the actual pro rata amount of $20,000 for the year.

During fiscal 2024, Xiangan Ruan received $1,539 in annual compensation starting from December 5, 2024, with the actual pro rata amount of $20,000 for the year.

During fiscal 2024, Vladimir Gavrilovic received $11,667 in annual compensation from January 1, 2024 to July 2, 2024, with the actual pro rata amount of $20,000 for the year. Mr. Gavrilovic ceased to be our director starting July 2, 2024.

During fiscal 2024, Adam Eilenberg received $18,461 in annual compensation from January 1, 2024 to December 5, 2024, with the actual pro rata amount of 20,000 for the year. Mr. Eilenberg ceased to be our director starting December 5, 2024.

Certain Relationships and Related Party Transactions

Review and Approval of Related Party Transactions

We maintain strict policies and procedures for managing related party transactions. Each transaction is thoroughly scrutinized to ensure alignment with our interests and values. Our review and approval process of related party transactions includes the following steps:

●	Identification: Related party transactions are identified by our finance department during the course of business. In order to facilitate this identification process, we diligently maintain a regularly updated list of all known related parties.

●	Disclosure: All identified transactions are disclosed in a standard form that details the nature of the relationship, the transaction description, the dollar amounts involved, and other relevant information.

●	Review: The Audit Committee of our Board is responsible for reviewing the transactions. The Audit Committee assesses the fairness and reasonableness of the transactions, ensuring that they are in our best interests and are in line with market terms of such transactions. This process helps avoid potential conflicts of interest.

●	Approval/Denial: Post-review, the Audit Committee either approves or denies the identified related-party transaction. When the transaction is approved, it is documented and reported in our financial statements in accordance with the applicable accounting standards. In the event that the transaction is denied, steps are taken to remedy any issues, such as unwinding the transaction or obtaining additional independent third-party evaluations.

These policies and procedures are designed to ensure that all related party transactions are conducted at arm’s length without any preferential treatment.

Related Party Transactions

During fiscal 2024 and the year ended December 31, 2023 (“fiscal 2023”), we engaged in transactions with Mr. Huan Liu, who is our Chief Executive Officer and Chairman of the Board of Directors.

Due to a related party

Amount due to a related party represents amounts due to the Company’s Chief Executive Officer and Chairman of the Board of Directors, Mr. Huan Liu, for funds borrowed for working capital purposes during the Company’s ordinary course of business. These payables are unsecured, non-interest bearing, and due on demand.

During fiscal 2024, the Company repaid $13,423 to Mr. Huan Liu, fully settling the outstanding balance. As of December 31, 2024, no amounts were owed to Mr. Liu.

On July 19, 2024, the Company entered into a non-cancellable operating lease with an independent third party, Zina Development, LLC, for office space in Irvine, California, comprising approximately 15,000 square feet. The lease term commenced on July 23, 2024, and expires on July 31, 2027. The lease is guaranteed by West Buy Media Inc. (now known as Pacific Storage Holdings Inc.), a Nevada Corporation 100% owned by Mr. Liu, ensuring the Company’s full payment and performance of all obligations under the lease. Monthly base rent payments under this lease range from $42,000 to $45,000, with scheduled increases over the lease term. The office space is designated for general business operations. In accordance with ASC 842, the Company has recognized a right-of-use asset and a lease liability on its balance sheet related to this operating lease.

Our Executive Officers

The table and biographies below identify our executive officers, the term they have served with us, and their business experience:

Name	Age	Office and Position
Huan Liu	44	Chief Executive Officer, Director, and Chairman of the Board of Directors of the Company
Cindy Tang	59	Chief Financial Officer of the Company

Mr. Huan Liu, the Chairman of the Board, is the Chief Executive Officer of the Company. His biographical information is set forth above under “Proposal No. 1 — Election of Directors.”

Ms. Cindy Tang has served as our Chief Financial Officer since February 2025. Ms. Tang has served as the Company’s Director of Finance since May 2024. From July 2023 to May 2024, Ms. Tang served as the Interim Chief Financial Officer of Elong Power Holdings Limited, a manufacturer of battery products. From August 2010 to May 2023, Ms. Tang served as the Finance Director of China XD Plastics Co., Ltd., a specialty chemical company engaged in the research, development, manufacture and sale of modified plastics primarily for automotive applications. Ms. Tang received her bachelor's degree in English Language and Literature from Sichuan University in 1988, her bachelor’s degree in Foreign Affairs from Foreign Affairs College in 1990, and her MBA in Accounting from Seton Hall University in 2003.

Executive Compensation

Executive Compensation Tables

The following table sets forth the compensation paid by us during fiscal 2024 and fiscal 2023 for services performed on our behalf with respect to the persons who served as our named executive officers as of December 31, 2024 and for fiscal 2024. Our named executive officers are Mr. Liu, Mr. Cook, and Mr. Folker. Mr. Liu serves as our Chairman and Chief Executive Officer; Mr. Cook served as our Chief Financial Officer until August 2024; and Mr. Folker served as our Vice President of Procurement until October 2024.

Executive Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Totals ($)
Huan Liu,	2024	72,000	—	261,666	—	—	—	—	333,666
CEO and Chairman of the Board of Directors	2023	72,000	—	—	—	—	—	—	72,000
Robert Cook,	2024	113,462	72,355	—	—	—	—	—	185,187
CFO	2023	141,675	—	—	—	—	—	—	141,675
Walter Folker,	2024	40,647	—	3,176	—	—	—	—	43,823
Vice President of Procurement	2023	60,000	45,000	—	—	—	—	—	105,000

Agreements with Named Executive Officers

We have entered into employment agreements with Huan Liu, our Chief Executive Officer, Robert Cook, our Chief Financial Officer, and Walter Folker, our Vice President of Procurement. A summary of the terms of each of these employment agreements is set forth below. Currently, the annual compensation of each of the executive officers is fixed by our Compensation Committee. The named executive officers are also entitled to participate in our benefit plans, which such benefits are generally available to all full-time employees.

On March 1, 2022, we entered into an employment agreement with Huan Liu. Pursuant to his employment agreement, effective March 1, 2022, Mr. Huan Liu started serving as the Chief Executive Officer of our Company for an employment term of three years, responsible for overseeing the operations of all divisions in our Company. As consideration for his services, Mr. Huan Liu is entitled to a base salary of $72,000 and equity rewards depending on the annual performance of our Company. The agreement will automatically renew unless terminated by either party. The agreement may be terminated upon mutual written consent of Mr. Huan Liu and our Company. At any time after 12 months from the effective date of the agreement, Mr. Huan Liu may terminate the agreement (a) upon 30 days’ prior written notice to our Company or (b) immediately if Mr. Huan Liu is subject to materially diminished duties or responsibilities. We may terminate the agreement (i) without prior notice and without further obligation for reasons of just cause, such as fraud, theft, conviction of a felony, improper or dishonest action, or significant acts of misconduct, on the part of Mr. Huan Liu or any of his agents providing services to our Company, and (ii) without just cause upon 30 days’ written notice to Mr. Huan Liu.

On October 26, 2022, we entered into an employment agreement with Robert Cook. Pursuant to his employment agreement, Mr. Cook started serving as the Chief Financial Officer of our Company on October 26, 2022, responsible for the Company’s overall financial management, tax compliance, and accounting related matters. As consideration for his services, Mr. Cook was entitled to a base salary of $150,000 per year, plus additional bonuses earned in accordance with our Company’s practices. This employee agreement was “at will,” namely, both Mr. Cook and the Company had the right to terminate his employment at any time for any reason. In the event that either party wished to terminate Mr. Cook’s employment with the Company, the party initiating the termination shall provide the other party with two weeks' written notice in advance. Mr. Cook further agreed and acknowledged that any bonus payable to him would be made, if any, at the sole discretion of the Company.

Effective August 30, 2024, Mr. Cook resigned as the Company’s Chief Financial Officer. In connection with Mr. Cook’s resignation, on August 27, 2024, with approval of the Board, the Company entered into a Letter Agreement and General Release with Mr. Cook, which sets forth the terms of his separation from service with the Company (the “Resignation Agreement”). Pursuant to the terms of the Resignation Agreement, Mr. Cook agreed to abide by certain confidentiality, non-disparagement, and other obligations set forth in the Resignation Agreement, and to release any and all claims against the Company and its affiliates and related parties that in any way relate to his employment and association with the Company. Mr. Cook would be entitled to the following in exchange for his covenants and releases under the terms of the Resignation Agreement: (a) a lump sum payment of $5,769.24, to be paid on September 6, 2024, in respect of Mr. Cook’s due but unpaid salary as at the time of his resignation; (b) an annual bonus of $42,354.86, to be paid on August 30, 2024, calculated based on the terms of Mr. Cook’s employment agreement with the Company; and (c) a stock incentive payment of $30,000, settled in cash, calculated based on the terms of Mr. Cook’s employment agreement with the Company.

On March 1, 2022, we entered into an employment agreement with Walter Folker. Pursuant to his employment agreement Mr. Folker started serving as the Vice President of Procurement of our Company on March 1, 2022, for an employment term of three years, responsible for developing organizational procurement strategies and plans as well as coordinating and overseeing our Company’s procurement. Pursuant to the agreement, Mr. Folker was entitled to an annual base salary of $52,000 plus any commissions or bonuses earned in accordance with our Company’s practices. Starting from the second calendar year of his employment, the annual base salary would increase to $60,000. The agreement would automatically renew unless terminated by either party. The agreement may be terminated upon mutual written consent of Mr. Folker and our Company. At any time after 12 months from the effective date of the agreement, Mr. Folker may terminate the agreement (a) upon 30 days’ prior written notice to our Company or (b) immediately if Mr. Folker is subject to materially diminished duties or responsibilities. We may terminate the agreement (i) without prior notice and without further obligation for reasons of just cause, such as fraud, theft, conviction of a felony, improper or dishonest action, or significant acts of misconduct, on the part of Mr. Folker or any of his agents providing services to our Company, and (ii) without just cause upon 30 days’ written notice to Mr. Folker.

Effective October 31, 2024, Mr. Folker resigned as the Vice President of Procurement of our Company. After his resignation, Mr. Folker will be available to provide consulting services to the Company on a part-time basis at the Company’s request. Therefore, the Compensation Committee of the Board, in accordance with the Company’s Amended and Restated 2024 Stock Incentive Plan and a Restricted Stock Unit Award Agreement dated September 30, 2024 between the Company and Mr. Folker, confirmed that Mr. Folker remained eligible for the restricted stock units granted to him on September 30, 2024.

In connection with Mr. Folker’s resignation, on October 30, 2024, with approval of the Board, the Company entered into a Letter Agreement and General Release with Mr. Folker, which set forth the terms of his separation from service with the Company (the “Resignation Agreement”). Pursuant to the terms of the Resignation Agreement, Mr. Folker agreed to abide by certain confidentiality, non-disparagement, and other obligations set forth in the Resignation Agreement, and to release any and all claims against the Company and its affiliates and related parties that in any way relate to his employment and association with the Company. Mr. Folker would receive his base salary under an employment agreement he had with the Company dated March 1, 2022, until October 31, 2024.

Outstanding Equity Awards at 2024 Fiscal Year End

None.

Retirement Plans

The Company maintains a tax-qualified defined contribution plan that meets the requirements of Section 401(k) of the Internal Revenue Code (the “Code”), commonly called a 401(k) plan, for substantially all of its employees. The 401(k) plan is made available on the same basis to all employees, including the named executive officers. Each participant in the 401(k) plan is able to elect to defer from 0% to 100% of compensation, subject to limitations under the Code and Employee Retirement Income Security Act.

Clawback

We have adopted a Compensation Recovery Policy effective as of November 20, 2023 that complies with the Nasdaq’s new clawback rules promulgated under the SEC’s Rule 10D-1. Under this policy, the Compensation Committee must determine and recover the excess compensation related to all incentive-based compensation that was paid to our executive officers based on financial statements that were subsequently restated. The policy provides that if the Compensation Committee determines that there has been a material restatement of publicly issued financial results from those previously issued to the public, the Compensation Committee will review all incentive-based compensation made to executive officers during the three-year period prior to the restatement. If such payments would have been lower had they been calculated based on such restated results, our Compensation Committee will recoup the payments in excess of the amount that would have been received had it been determined based on the restated amounts.

Additionally, the Sarbanes-Oxley Act of 2002 subjects incentive-based compensation and stock sale profits of our Chief Executive Officer and Chief Financial Officer to forfeiture in the event of an accounting restatement resulting from any non-compliance, as a result of their misconduct, with any financial reporting requirement under securities laws.

Security Ownership of Certain Beneficial Owners and Management

The following table provides information as of September 29, 2025, concerning beneficial ownership of our shares of Class A and Class B Common Stock known to us to be held by (1) our named executive officers, (2) our directors, (3) our named executive officers and directors as a group, and (4) each person or entity we know to beneficially own more than five percent of our shares of Class A or Class B Common Stock. The percentages of shares owned shown in the table below are based on 2,715,761 shares of Class A Common Stock and 546,875 shares of Class B Common Stock outstanding as of September 29, 2025.

	Class A Common Stock		Class B Common Stock		Voting Power
	Number	%	Number	%	%
Directors and Executive Officers(1):
Huan Liu(2)	—	—	546,875	100%	75.13%
Cindy Tang	—	—	—	—	—
Xianggeng Huang	140,625	5.18%	—	—	1.29%
Huibo Deng	—	—	—	—	—
Xiangan Ruan	—	—	—	—	—
Huiping (Catherine) Chen	—	—	—	—	—
All directors and executive officers as a group (six individuals):	140,625	5.18%	546,875	100%	76.42%

5% Stockholders:
FAIRVIEW EASTERN INTERNATIONAL HOLDINGS LIMITED(2)	—	—	546,875	100%	75.13%

Notes:

(1)	Unless otherwise indicated, the business address of each of the individuals is 8707 Research Drive, Irvine, California 92618
(2)	The number of shares of Class B Common Stock beneficially owned represents 31,250 shares of Class B Common Stock held by Huan Liu and 515,625 shares of Class B Common Stock held by FAIRVIEW EASTERN INTERNATIONAL HOLDINGS LIMITED, a British Virgin Islands company, which is 100% owned by Huan Liu. The registered address of FAIRVIEW EASTERN INTERNATIONAL HOLDINGS LIMITED is Vistra Corporate Services Center, Wickhams Cay II, Road Town, Tortola, VG1110, the British Virgin Islands.

Section 16(a) Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires our directors and executive officers and those who beneficially own more than 10% of shares of our Class A Common Stock to file initial reports of ownership and reports of changes in ownership of our Class A Common Stock with the SEC. You can view these reports on the SEC’s website at www.sec.gov.

During the fiscal 2024, our officers, directors, and greater than 10% beneficial owners did timely comply with the filing requirements of Section 16(a) of the Exchange Act.

Proposal No. 2 — Ratification of Appointment of Independent Registered Public Accounting Firm

While stockholder ratification of the Company’s independent registered public accountants is not required by our Articles of Incorporation, Bylaws, or otherwise, the Audit Committee and management believe that it is desirable and a matter of good corporate practice for stockholders to ratify the Company’s selection of the independent registered public accountants. Therefore, the Audit Committee is requesting that stockholders approve the proposal to ratify the appointment of Assentsure as the independent registered public accounting firm for the Company for the year ending December 31, 2025.

The Audit Committee values the input of our stockholders. In the event that stockholders do not approve this proposal, the Audit Committee will consider that fact when it selects the independent registered public accountants for the following year. The Audit Committee may, in its discretion, replace Assentsure as the independent registered public accounting firm at a later date without stockholder approval.

Assentsure has acted as our independent registered public accountants since October 2, 2023. A representative of Assentsure will be present at the Annual Meeting, either in person or by telephone, to respond to appropriate questions and will have an opportunity to make a statement if he or she desires to do so.

Vote Required

The selection of our independent registered public accounting firm for the year ending December 31, 2025 will be ratified upon the affirmative vote of a majority of the votes cast in person or by proxy at the Annual Meeting. Abstentions are not deemed to be votes cast and will therefore not affect this proposal. However, brokerage firms have authority to vote shares held in street name on this proposal without specific instructions from the beneficial owner of those shares. If a broker does not exercise this authority, such broker non-votes will have no effect on the results of this vote.

Board Recommendation

The Board recommends that you vote “for” ratifying the appointment of ASSENTSURE to serve as the Company’s independent registered public accounting firm for the year ending DECEMBER 31, 2025. PROPERLY AUTHORIZED PROXIES SOLICITED BY THE BOARD WILL BE VOTED “FOR” THIS PROPOSAL UNLESS A STOCKHOLDER INDICATES OTHERWISE ON THE PROXY.

Proposal No. 3 — Approval of the Reverse Stock Split Proposal

AMENDMENT AND RESTATEMENT TO THE COMPANY’S FOURTH AMENDED AND RESTATED ARTICLES OF INCORPORATION TO EFFECT A REVERSE SPLIT OF THE COMPANY’S COMMON STOCK

Overview of The Reverse Stock Split Proposal

The Board is seeking stockholder approval of an amendment and restatement to the Company’s Fourth Amended and Restated Articles of Incorporation (the “Proposed Amendment”) to effect a reverse stock split of the issued shares of Common Stock at a ratio within a range from any whole number between one-for-five to one-for-twenty, as determined by the Board in its sole discretion (the “Reverse Stock Split”). The Board has unanimously adopted and declared advisable the Proposed Amendment and recommends that the stockholders approve the Proposed Amendment. The foregoing description of the Proposed Amendment is a summary and is subject to the full text of the Company’s Fifth Amended and Restated Articles of Incorporation, which is attached hereto as Appendix A.

If stockholders approve the Reverse Stock Split Proposal, the Board will, in its discretion, determine the Reverse Stock Split ratio within the range described herein, cause the Proposed Amendment to be filed with the North Carolina Secretary of State, and effect the Reverse Stock Split. We will not reduce the number of authorized shares of Common Stock in connection with the Reverse Stock Split. No further action on the part of stockholders will be required to implement the Reverse Stock Split.

The Proposed Amendment will effect a Reverse Stock Split of the issued shares of the Common Stock at a Reverse Stock Split ratio within a range from any whole number between one-for-five to one-for- twenty, as determined by the Board in its sole discretion and publicly announced by the Board prior to the effectiveness of the Reverse Stock Split. As of the Record Date, the Company had 2,715,761 shares of Class A Common Stock and 546,875 shares of Class B Common Stock issued and outstanding. Based on such numbers, immediately following the effectiveness of the Reverse Stock Split (and after giving effect to the rounding up of fractional shares to the nearest whole share), we will have, depending on the Reverse Stock Split ratio selected by the Board, the number of issued and outstanding shares of Common Stock as illustrated in the table under the caption “–Effects of the Reverse Stock Split–Effect on Shares.” Except for any changes as a result of the treatment of fractional shares as discussed below, all holders of the Company’s Common Stock will be affected proportionately by the Reverse Stock Split.

No fractional shares of Common Stock will be issued as a result of the Reverse Stock Split. Instead, stockholders who would otherwise be entitled to receive a fractional share upon the Reverse Stock Split will receive one whole share in lieu of fractional shares. For those beneficial holders who hold shares through a brokerage firm, the Company intends to round up fractional shares at the participant level. No cash payments will be made in respect of any fractional shares. The Common Stock will continue to have a par value of $0.0001 per share.

Board Discretion to Effect the Reverse Stock Split

If the Reverse Stock Split Proposal is approved by our stockholders, the Board will have the sole discretion to implement the Reverse Stock Split or to not effect the Reverse Stock Split at all. The Board currently intends to effect the Reverse Stock Split. If the trading price of our Class A Common Stock increases without effecting the Reverse Stock Split, the Reverse Stock Split may not be necessary.

Criteria to be Used for Determining the Reverse Stock Split Ratio

In determining which Reverse Stock Split ratio to implement following the receipt of the requisite stockholder approval, the Board will consider, among other matters, various factors, including, without limitation:

●	the historical and then-prevailing trading price and trading volume of the Class A Common Stock;

●	the expected impact of the Reverse Stock Split on the trading price of the Class A Common Stock and the trading market of the Class A Common Stock, in each case, in the short and long term;

●	the Company’s ability to continue its listing on the Nasdaq Capital Market;

●	the per share price of the Class A Common Stock immediately prior to the Reverse Stock Split;

●	the expected stability of the per share price of the Class A Common Stock following the Reverse Stock Split;

●	the likelihood that the Reverse Stock Split will result in increased marketability and liquidity of the Class A Common Stock;

●	our market capitalization before, and anticipated market capitalization after, the Reverse Stock Split; and

●	the prevailing general market and economic conditions.

Risks Associated with the Reverse Stock Split

We expect the Reverse Stock Split to increase the market price of our Class A Common Stock. However, the effect of the Reverse Stock Split on the market price of our Class A Common Stock cannot be predicted with any certainty, and the history of reverse stock splits for other companies is varied, particularly since some investors may view a reverse stock split negatively. It is possible that the per-share price of our Class A Common Stock after the Reverse Stock Split will not increase in the same proportion as the reduction in the number of our outstanding shares of the Common Stock following the Reverse Stock Split. Even if we implement the Reverse Stock Split, the market price of our Class A Common Stock may decrease due to factors unrelated to the Reverse Stock Split, including our future performance and general market conditions in our industry.

Further, following the Reverse Stock Split, because we are not reducing the number of authorized shares of the Common Stock in connection with the Reverse Stock Split, we will have additional shares available to issue upon conversion or exercise of securities of the Company that are convertible into or exercisable for the Common Stock. In addition, we may require significant proceeds from sales of our debt or equity securities to fund our operations in the near term, which will cause further dilution to stockholders. The issuance of a substantial amount of shares of the Common Stock or securities convertible into or exercisable for our Common Stock in the future could put downward pressure on the price of the Common Stock.

The Board believes that the Reverse Stock Split may result in an increase in the market price of our Class A Common Stock, which could lead to increased interest in our Class A Common Stock and possibly promote greater liquidity for our stockholders. However, the Reverse Stock Split will also reduce the total number of outstanding shares of the Common Stock in general, which may lead to reduced trading and a smaller number of market makers for our Class A Common Stock, particularly if the price per share of the Class A Common Stock does not increase as a result of the Reverse Stock Split.

If the Reverse Stock Split is implemented, it will increase the number of stockholders who own “odd lots” of fewer than 100 shares of the Class A Common Stock. A purchase or sale of fewer than 100 shares of the Class A Common Stock (an “odd lot” transaction) may result in incrementally higher trading costs through certain brokers, particularly “full service” brokers. Therefore, those stockholders who own fewer than 100 shares of the Class A Common Stock following the Reverse Stock Split may be required to pay higher transaction costs if they sell their shares.

The Reverse Stock Split may be viewed negatively by the market and, consequently, could lead to a decrease in our overall market capitalization. If the per share market price of our Class A Common Stock does not increase in proportion to the Reverse Stock Split ratio, or following such increase does not maintain or exceed such price, then the value of our Company, as measured by our market capitalization, will be reduced. Additionally, any reduction in our market capitalization may be magnified as a result of the smaller number of total shares of the Common Stock outstanding following the Reverse Stock Split.

If our Class A Common Stock fails to meet the minimum bid price requirement for continued listing on Nasdaq and we have effected a reverse stock split within the prior one-year period, or one or more reverse stock splits within the prior two-year period with a cumulative ratio of 250 shares or more into one, we would not be eligible for any compliance period specified in Nasdaq Listing Rule 5810(c)(3)(A). In such circumstances, the Nasdaq Listing Qualifications Department would issue a Staff Delisting Determination with respect to our Class A Common Stock. As a result, our Class A Common Stock could be delisted from Nasdaq, which would materially and adversely affect the liquidity and market price of our Class A Common Stock and our ability to raise capital in the future.

Effective Date

If the Reverse Stock Split Proposal is approved by stockholders and implemented by the Company, we will file the Proposed Amendment with the North Carolina Secretary of State, which will indicate the date and time that the Reverse Stock Split will become effective (the “Effective Date”). The exact timing of the Effective Date and the filing of the Amendment will be determined by the Board based upon its evaluation of when such action will be most advantageous to the Company and our stockholders. The Board reserves the right, notwithstanding stockholder approval and without further action by our stockholders, to elect not to proceed with the Reverse Stock Split if, at any time prior to filing the Proposed Amendment to effect the Reverse Stock Split, the Board, in its sole discretion, determines that the Reverse Stock Split is no longer in the best interests of the Company and our stockholders.

Fractional Shares

No fractional shares of Common Stock will be issued as a result of the Reverse Stock Split. Instead, stockholders who would otherwise be entitled to receive a fractional share upon the Reverse Stock Split will receive one whole share in lieu of fractional shares. For those beneficial holders who hold shares through a brokerage firm, the Company intends to round up fractional shares at the participant level. No cash payments will be made in respect of any fractional shares.

Effects of the Reverse Stock Split

After the Effective Date of the Reverse Stock Split, each stockholder will own a reduced number of shares of the Common Stock. However, the Reverse Stock Split will affect all of our stockholders uniformly and will not affect any stockholder’s percentage ownership interest in the Company (except to the extent of the rounding up of fractional shares, in which case the Company does not expect any such increase to be material). Voting rights and other rights and preferences of the holders of the Common Stock will not be affected by the Reverse Stock Split. The number of stockholders of record will not be affected by the Reverse Stock Split.

The principal effects of the Reverse Stock Split will be that:

●	the number of issued shares of the Common Stock will be reduced proportionately based on the final Reverse Stock Split ratio, as determined by the Board in its sole discretion;

●	based upon the Reverse Stock Split ratio selected by the Board, proportionate adjustments will be made to the per-share exercise price, grant price, purchase price, and/or the number of shares subject to all then outstanding stock options, restricted stock units, and other awards issued under the Plan, if any, which will result in a proportional decrease in the number of shares of the Common Stock reserved for issuance upon exercise of such plan’s awards;

●	the number of shares of the Common Stock then reserved for issuance under the Plan will be reduced proportionately based upon the Reverse Stock Split ratio selected by the Board; and

●	all share and per share amounts in our financial statements and the notes thereto will be retroactively adjusted for all periods to give effect to the Reverse Stock Split.

Although the number of outstanding shares of the Common Stock would decrease following the Reverse Stock Split, the Board does not intend for a Reverse Stock Split to be the first step in a “going private transaction” within the meaning of Rule 13a-3 of the Exchange Act.

Effects of the Reverse Stock Split–Effect on Shares

The following table contains approximate information, based on share information as of September 29, 2025, the Record Date, relating to the outstanding Common Stock based on the proposed Reverse Stock Split assuming that the Reverse Stock Split Proposal is approved and the Reverse Stock Split is implemented after giving effect to any adjustments for fractional shares of the Common Stock, as of the Record Date.

	Before Reverse Stock Split	Reverse Stock Split Ratio of one-for-five	Reverse Stock Split Ratio of one-for-twenty
Number of Shares of Class A Common Stock Authorized	891,750,000	891,750,000	891,750,000
Number of Shares of Class B Common Stock Authorized	108,250,000	108,250,000	108,250,000
Number of Shares of Class A Common Stock Issued and Outstanding	2,715,761	543,153	135,789
Number of Shares of Class B Common Stock Issued and Outstanding	546,875	109,375	27,344
Number of Shares of Class A Common Stock Authorized but Unissued	889,034,239	891,206,847	891,614,211
Number of Shares of Class B Common Stock Authorized but Unissued	107,703,125	108,140,625	108,222,656

After the Effective Date of the Reverse Stock Split, the Class A Common Stock would have new uniform securities identification procedures (CUSIP) numbers, which is used to identify our Class A Common Stock. The Class A Common Stock would continue to be reported on the Nasdaq Capital Market under the symbol “CTNT.”

The Class A Common Stock is currently registered under Section 12(b) of the Exchange Act, and we are subject to the periodic reporting and other requirements of the Exchange Act. The proposed Reverse Stock Split will not affect the registration of the Class A Common Stock under the Exchange Act.

Stated Capital

Pursuant to the Reverse Stock Split, the Common Stock will remain having the par value of $0.0001 per share. Our stockholders’ equity, in the aggregate, will remain unchanged. The net income or loss per share and the net book value per share of the Common Stock will be increased because there will be fewer shares of the Common Stock outstanding. Retroactive restatement will be given to all share numbers in the financial statements and accordingly all amounts including per share amounts will be shown on a post-split basis. We do not anticipate that any other accounting consequences would arise as a result of the Reverse Stock Split.

Shares Held in Book-Entry and Through a Broker, Bank, or Other Nominee

The combination of, and reduction in, the number of the outstanding shares of the Common Stock as a result of the Reverse Stock Split will occur automatically at the Effective Date without any additional action on the part of our stockholders.

Upon the Reverse Stock Split, we intend to treat stockholders holding shares of the Common Stock in “street name” (that is, through a broker, bank, or other nominee) in the same manner as registered stockholders whose shares of our Common Stock are registered in their names. Brokers, banks, or other nominees will be instructed to effect the Reverse Stock Split for their beneficial holders holding shares of the Common Stock in “street name”; however, these brokers, banks, or other nominees may apply their own specific procedures for processing the Reverse Stock Split.

If you hold your shares of the Common Stock with a broker, bank, or other nominee, and you have any questions in this regard, we encourage you to contact your broker, bank, or nominee.

If you hold registered shares of the Common Stock in a book-entry form, you do not need to take any action to receive your post-Reverse Stock Split shares of the Common Stock in registered book-entry form. If you are entitled to post-Reverse Stock Split shares of the Common Stock, a transaction statement will automatically be sent to your address of record as soon as practicable after the Effective Date indicating the number of shares of the Common Stock you hold.

Material U.S. Federal Income Tax Consequences of the Reverse Stock Split

The following is a brief summary of certain material United States federal income tax consequences of the Reverse Stock Split to a stockholder that is a “U.S. Holder,” as defined below. This brief summary does not purport to be a complete discussion of all of the possible federal income tax consequences of the Reverse Stock Split and is included for general information only. Further, it does not address any state, local, or non-U.S. income or other tax consequences, including gift or estate taxes and the Medicare contribution tax on net investment income. Also, it does not address the tax consequences to stockholders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, non-U.S. entities, nonresident alien individuals, broker-dealers, tax-exempt entities, stockholders that received the Common Stock as compensation for services or pursuant to the exercise of an employee stock option, or stockholders who have held, or will hold, stock as part of a straddle, hedging, or conversion transaction for federal income tax purposes. If a partnership holds the Common Stock, the tax treatment of a partner will generally depend on the status of the partner and upon the activities of the partnership. If you are a partner in a partnership holding the Common Stock, you are encouraged to consult your tax advisor. This summary also assumes that you are a U.S. Holder who has held, and will hold, shares of the Common Stock as a “capital asset,” as defined in the Internal Revenue Code of 1986, as amended (the “Code”), i.e., generally, property held for investment. Finally, the following discussion does not address the tax consequences of transactions occurring prior to or after the Reverse Stock Split (whether or not such transactions are in connection with the Reverse Stock Split), including, without limitation, the exercise of options or rights to purchase the Common Stock in anticipation of the Reverse Stock Split.

The tax treatment of a stockholder may vary depending upon the particular facts and circumstances of such stockholder. You should consult with your own tax advisor with respect to the tax consequences of the Reverse Stock Split. As used herein, the term U.S. Holder means a stockholder that is, for federal income tax purposes: an individual who is a citizen or resident of the United States; a corporation or other entity taxed as a corporation created or organized in or under the laws of the United States or any state, including the District of Columbia; an estate the income of which is subject to federal income tax regardless of its source; or a trust that (i) is subject to the primary supervision of a U.S. court and the control of one of more U.S. persons or (ii) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

The following discussion is based on the Code, applicable U.S. Treasury regulations, judicial authority, and administrative rulings and practice, all as of the date hereof. The Internal Revenue Service (“IRS”) could adopt a contrary position. In addition, future legislative, judicial, or administrative changes or interpretations could adversely affect the accuracy of the statements and conclusions set forth herein. Any such changes or interpretations could be applied retroactively and could affect the tax consequences described herein. No ruling from the IRS or opinion of counsel has been obtained or will be obtained in connection with the Reverse Stock Split.

The Reverse Stock Split is intended to constitute a “recapitalization” for U.S. federal income tax purposes under Section 368(a) of the Code. Accordingly, except for adjustments that may result from the treatment of fractional shares of the Common Stock as described below, no gain or loss should be recognized by a U.S. Holder as a result of the Reverse Stock Split. The aggregate tax basis of the post-Reverse Stock Split shares received in the Reverse Stock Split (including any whole share received in exchange for a fractional share) will be the same as the stockholder’s aggregate tax basis in the pre-Reverse Stock Split shares exchanged therefor. A U.S. Holder’s holding period for the post-Reverse Stock Split shares will include the period during which such stockholder held the pre-Reverse Stock Split shares surrendered in the Reverse Stock Split. For purposes of the above discussion, holders who acquired different blocks of the Common Stock at different times for different prices must calculate their basis and holding periods separately for each identifiable block of such stock exchanged in the Reverse Stock Split.

As noted above, fractional shares of the Common Stock will not be issued in connection with the Reverse Stock Split. Stockholders who would otherwise be entitled to receive fractional shares because they hold a number of shares not evenly divisible by the final ratio will automatically be entitled to receive an additional share of the Common Stock to round up to the next whole post-Reverse Stock Split share of Common Stock. The U.S. federal income tax consequences of the receipt of such an additional fraction of a share of the Common Stock is not clear. A U.S. Holder who receives a whole share of the Common Stock in lieu of a fractional share will recognize income or gain in an amount not to exceed the excess of the fair market value of such share over the fair market value of the fractional share to which such stockholder was otherwise entitled. U.S. holders should consult their tax advisors regarding the U.S. federal income tax and other tax consequences of fractional shares being rounded to the next whole share.

U.S. Holders will be required to provide their social security or other taxpayer identification numbers (or, in some instances, additional information) to the exchange agent in connection with the Reverse Stock Split to avoid backup withholding requirements that might otherwise apply. This information is generally provided on IRS Form W-9 or a substitute form. Failure to provide such information may result in backup withholding at a rate of 24%.

Sale, Exchange or Other Taxable Disposition by U.S. Holders

A U.S. holder will recognize taxable gain or loss on the sale, exchange or other taxable disposition of Common Stock in an amount equal to the difference between the amount realized on such taxable disposition and the U.S. holder’s adjusted tax basis in the Common Stock, in each case as determined in U.S. dollars. Gain or loss realized on the sale, exchange or other taxable disposition of Common Stock will be capital gain or loss and will generally be long-term capital gain or loss if the Common Stock have been held for more than one year.

THE PRECEDING DISCUSSION IS INTENDED ONLY AS A BRIEF SUMMARY OF CERTAIN FEDERAL U.S. INCOME TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT AND DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OR DISCUSSION OF ALL POTENTIAL TAX EFFECTS RELEVANT THERETO. YOU SHOULD CONSULT YOUR OWN TAX ADVISORS AS TO THE PARTICULAR FEDERAL, STATE, LOCAL, NON-U.S., AND OTHER TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT IN LIGHT OF YOUR SPECIFIC CIRCUMSTANCES.

Rights of Appraisal

Under North Carolina law, there are no appraisal rights with respect to the Proposed Amendment to be voted upon at the Annual Meeting.

Vote Required

The Approval of the Reverse Stock Split proposal requires the affirmative vote of a majority of votes cast in person or by proxy at the Annual Meeting with respect to each of the following voting groups: (i) the outstanding shares of Class A Common Stock and Class B Common Stock voted at the Annual Meeting, voting together as a single voting group, with each share of Class A Common Stock being entitled to one vote and each share of Class B Common Stock entitled to 15 votes, (ii) the outstanding shares of Class A Common Stock voted at the Annual Meeting, voting as a separate voting group, and (iii) the outstanding shares of Class B Common Stock voted at the Annual Meeting, voting as a separate voting group. Abstentions are not deemed to be votes cast and will therefore not affect this proposal. There will be no broker non-votes on this proposal because brokers have discretion to vote shares held in street name on this proposal without specific instructions from the beneficial owner of those shares.

Board Recommendation

The Board recommends that you vote “for” approving the REVERSE STOCK SPLIT PROPOSAL. PROPERLY AUTHORIZED PROXIES SOLICITED BY THE BOARD WILL BE VOTED “FOR” THIS PROPOSAL UNLESS A STOCKHOLDER INDICATES OTHERWISE ON THE PROXY.

Proposals No. 4 — Approval of the Issuance Proposal

Overview

Stockholders are being asked to consider and vote upon a proposal that provides for the potential issuance of more than 19.99% of our outstanding shares of Common Stock upon the conversion of unsecured convertible promissory notes with a face amount to be determined (the “Note”), which we may agree to issue in a private placement pursuant to a term sheet (“Term Sheet”) with ATW Partners Opportunities Management, LLC (“ATW”) dated September 23, 2025 and its subsequent definitive agreements. Under the Term Sheet, we may issue up to $200 million of convertible promissory notes, bearing interest at 9% per annum, which are repayable in cash or, at the election of ATW, convertible into shares of Common Stock at discounted prices, subject to customary conditions and Nasdaq limitations. The Note may be convertible at a price per share less than the “minimum price” under Nasdaq Listing Rule 5635.

Why We Need Stockholder Approval

Our Class A Common Stock is listed on The Nasdaq Capital Market, and as a result, we are subject to Nasdaq’s Listing Rules, including Nasdaq Listing Rule 5635. Below is an overview of the relevant provisions of Nasdaq Listing Rule 5635 as they relate to the issuance of Class A Common Stock upon conversion of the Note and this proposal.

Nasdaq Listing Rule 5635(d)(2)

Nasdaq Listing Rule 5635(d) requires stockholder approval for certain transactions, other than public offerings, involving the issuance of 20% or more of the total pre-transaction shares outstanding at less than the applicable “Minimum Price” (as defined in Listing Rule 5635(d)(1)(A)). Although the conversion price of the Note may exceed the Minimum Price at the time of issuance, upon the occurrence of certain events under the terms of the Note, the conversion price may be adjusted, which could result in the issuance of shares of our Common Stock in excess of 19.99% of our outstanding shares at a price per share below the Minimum Price. Accordingly, we are seeking stockholder approval pursuant to Nasdaq Listing Rule 5635(d)(2).

Nasdaq Listing Rule 5635(b)

Pursuant to Nasdaq Listing Rule 5635(b), stockholder approval is required prior to an issuance of securities that could result in a “change of control” of a listed company, which for Nasdaq purposes is generally deemed to occur when, as a result of an issuance, an investor or a group of investors acquires, or has the right to acquire, 20% or more of the outstanding equity or voting power of the company and such ownership or voting power would be the company’s largest ownership position. Under the terms of the Term Sheet, its subsequent definitive agreement(s), and the Note, adjustments to the conversion price could result in the issuance of shares of our Common Stock in excess of 19.99% of our outstanding shares. The lender may also have the ability to increase, decrease, or waive any beneficial ownership limitation, and as a result could obtain the largest ownership position in our Company. Accordingly, we are also seeking stockholder approval pursuant to Nasdaq Listing Rule 5635(b).

Potential Effects of this Proposal

If this proposal is approved, the issuance of shares of our Common Stock upon conversion of the Note would dilute, and thereby reduce, each existing stockholder’s proportionate ownership in our Common Stock. Our stockholders do not have preemptive rights to subscribe to additional shares that may be issued by us upon conversion of the Note in order to maintain their proportionate ownership of the Class A Common Stock. Such issuances could also dilute the voting power of a person seeking control of our Company, thereby deterring or rendering more difficult a merger, tender offer, proxy contest, or an extraordinary corporate transaction opposed by our Company.

Vote Required

The affirmative vote of the holders of a majority of the voting power of the shares present in person or represented by proxy at the Annual Meeting and voting affirmatively or negatively (excluding abstentions and broker non-votes) will be required to approve this Convertible Note Share Issuance Proposal. Abstentions and broker non-votes will have no effect on this proposal.

Board Recommendation

The Board recommends that you vote “for” approving the ISSUANCE PROPOSAL. PROPERLY AUTHORIZED PROXIES SOLICITED BY THE BOARD WILL BE VOTED “FOR” THIS PROPOSAL UNLESS A STOCKHOLDER INDICATES OTHERWISE ON THE PROXY.

Proposals No. 5 — Approval of the Adjournment

The Adjournment Proposal

The Board is seeking stockholder approval of one or more adjournments to the Annual Meeting to a later date or dates, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the Annual Meeting cast in favor of the other proposals proposed in this proxy statement.

If, at the Annual Meeting, the number of shares present or represented and voting to approve the other proposals is not sufficient to approve such proposals, or if a quorum is not present, the Board currently intends to move to adjourn the Annual Meeting to enable the Board to solicit additional proxies for the approval of the other proposals or if there is not a quorum, as applicable.

In this proposal, we are asking our stockholders to authorize the holder of any proxy solicited by the Board to vote in favor of granting discretionary authority to the Board to adjourn the Annual Meeting to another time and place for the purpose of soliciting additional proxies. If the stockholders approve this proposal, the Board could adjourn the Annual Meeting and any adjourned session of the Annual Meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from stockholders who have previously voted. If the stockholders do not approve this proposal, the Chairman of the Annual Meeting may exercise discretionary authority to adjourn the Annual Meeting, as necessary.

Vote Required

The Approval of this proposal requires the affirmative vote of a majority of votes cast in person or by proxy at the Annual Meeting. Abstentions are not deemed to be votes cast and will therefore not affect this proposal. Broker non-votes are not deemed to be votes cast and will therefore not affect this proposal.

Board Recommendation

The Board recommends that the stockholders vote “FOR” Proposal No. 5.

Matters Relating to the Independent Registered Public Accounting Firm

Assentsure has acted as our independent registered public accountants since October 2, 2023. A representative of Assentsure will be present at the Annual Meeting, either in person or by telephone, to respond to appropriate questions and will have an opportunity to make a statement if he or she desires to do so. The Company plans to retain Assentsure to be its independent registered public accountants for fiscal 2025. While stockholder ratification of the Company’s independent registered public accountants is not required by our Articles of Incorporation, Bylaws, or otherwise, the Audit Committee and management believe that it is desirable and a matter of good corporate practice for stockholders to ratify the Company’s selection of the independent registered public accountants. Therefore, the Audit Committee is requesting that stockholders approve the proposal to ratify the appointment of Assentsure as the independent registered public accounting firm for the Company for fiscal 2025.

Prior to the engagement of Assentsure, Marcum Asia CPAs LLP (“Marcum Asia”) served as the Company’s independent registered public accounting firm from February 9, 2023 until its dismissal on October 2, 2023. During its tenure, Marcum Asia audited the Company’s consolidated financial statements for the year ended December 31, 2022. On October 2, 2023, the Audit Committee approved the dismissal of Marcum Asia and the engagement of Assentsure to serve as the Company’s independent registered public accounting firm for fiscal 2023 and fiscal 2024.

Marcum Asia’s report on the Company’s financial statements for the fiscal year ended December 31, 2022 did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles. During fiscal 2023 and through October 2, 2023, there were no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) with Marcum Asia on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Marcum Asia’s satisfaction, would have caused Marcum Asia to make reference to the subject matter of the disagreement in connection with its report on the Company’s financial statements for such periods. Furthermore, during fiscal 2023 and through October 2, 2023, there were no “reportable events,” as defined in Item 304(a)(1)(v) of Regulation S-K, other than the material weaknesses reported by management in the Risk Factors section of the Company’s registration statement on Form S-3 (File No. 333-284252), as amended.

The Company has provided Marcum Asia with a copy of the above disclosure and requested that Marcum Asia furnish a letter addressed to the SEC stating whether or not it agrees with the above statements. A copy of Marcum Asia’s letter dated October 5, 2023 was attached as Exhibit 16.1 to the Current Report on Form 8-K filed by the Company on October 2, 2023.

During fiscal 2023 and through October 2, 2023, neither the Company nor anyone on its behalf consulted Assentsure with respect to any matters or reportable events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

Fees

Aggregate fees billed to the Company for services rendered by Assentsure and Marcum Asia for fiscal 2024 and fiscal 2023, respectively, were:

	2024	2023
Audit Fees(1)	$397,760	$431,810
Audit-Related Fees(2)	28,429	82,800
Tax Fees(3)	—	—
All Other Fees(4)	—	—
Total Fees	$426,189	$514,610

(1)	“Audit fees” are fees for professional services for the audit of the Company’s consolidated financial statements included in our Annual Report on Form 10-K and the review of financial statements included in the Company’s Quarterly Reports on Form 10-Q, for the Sarbanes-Oxley Section 404 internal control audit, or for services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements.

(2)	“Audit-related fees” are fees related to assurance and related services that are traditionally performed by an external auditor.

(3)	“Tax fees” are fees related to preparing the Company’s tax returns as well as fees for tax compliance, advice, and planning.

(4)	“All other fees” are fees billed for any services not included in the first three categories.

Audit Committee Report

Management is responsible for the Company’s accounting and financial reporting process. Our external auditors are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with standards of the Public Company Accounting Oversight Board (the “PCAOB”). The Audit Committee’s responsibility is to monitor and oversee these processes.

In this context, the Audit Committee has met and held discussions with management and the external auditors. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles in the United States, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the external auditors. The Audit Committee discussed with the external auditors the matters required to be discussed by the applicable requirements of the PCAOB and the SEC.

The Company’s external auditors also provided to the Audit Committee the written disclosures and the letter required by applicable requirements of the PCAOB regarding the external auditor’s communications with the Audit Committee concerning independence, and the Audit Committee discussed with the external auditors about the firm’s independence.

Based on the Audit Committee’s discussion with management and the external auditors and the Audit Committee’s review of the representation of management and the report of the external auditors to the Audit Committee, the Audit Committee recommended to the Board, and the Board has approved, that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, for filing with the SEC. The Audit Committee has also approved, subject to stockholder ratification, the appointment of Assentsure as the Company’s external auditors for the year ending December 31, 2025.

Audit Committee
Huibo Deng, Chair
Xiangan Ruan
Huiping (Catherine) Chen

Other Important Information

Stockholder Proposals for the 2026 Annual Meeting

Any stockholder who intends to present a proposal at our 2026 annual meeting of stockholders must deliver notice of the proposal to the Company at this address:

Huan Liu
Chief Executive Officer
Cheetah Net Supply Chain Service Inc.
8707 Research Drive, Irvine, California 92618
(949) 740-7799

We must receive any stockholder proposals by June 8, 2026, if the proposal is submitted for inclusion in our proxy materials for the 2026 annual meeting of stockholders pursuant to Exchange Act Rule 14a-8, for those proposals to be considered timely.

If the date of our 2026 annual meeting of stockholders has been changed by more than 30 days before or more than 60 days after the first anniversary of this Annual Meeting, you must submit your proposal not later than the close of business on (1) the 90th day prior to the 2026 annual meeting or (2) the 10th day following the day on which public disclosure of the 2026 annual meeting is first made. Stockholders may nominate candidates for the Board by the same deadlines as proposals for business to come before the 2026 annual meeting of stockholders. Each notice of business or nomination must set forth the information required by our Bylaws. Submitting a notice does not ensure that the proposal will be raised at our annual meeting.

Notice Regarding Delivery of Stockholder Documents

The SEC permits us to send a single set of annual disclosure documents to stockholders who share an address, unless you have instructed us otherwise. This “householding” process reduces the volume of duplicate information you receive and reduces our printing and mailing expenses. If you share an address with another stockholder and have received only one Notice, but you would prefer to continue receiving a separate Notice, you may request a separate Notice at no cost to you by writing to the Company at Cheetah Net Supply Chain Service Inc., 8707 Research Drive, Irvine, California 92618, or by calling (949) 740-7799. Alternatively, if you are currently receiving multiple Notices at the same address and wish to receive a single Notice in the future, you may contact us by calling or writing to us at the telephone number or address given above.

If you are a beneficial owner, your broker may deliver only one Notice to stockholders who have the same address unless the broker has received contrary instructions from one or more of the stockholders. If you wish to receive a separate Notice, now or in the future, you may contact us at the address or telephone number above and we will promptly deliver a separate Notice. Beneficial owners sharing an address who are currently receiving multiple Notices and wish to receive a single Notice in the future should contact their broker to request that only a single Notice be delivered to all stockholders at the shared address in the future.

Additional Information

Upon written request by any stockholder, we will furnish a copy of our Annual Report on Form 10-K for fiscal 2024, this Proxy Statement, and other proxy materials without charge, except that copies of any exhibit will be furnished once the requesting stockholder has paid the Company’s reasonable expenses in furnishing the exhibit. Please direct any written requests to our principal executive offices at:

Cheetah Net Supply Chain Service Inc.
8707 Research Drive

Irvine, California 92618

Stockholders may also view our Annual Report on Form 10-K, this Proxy Statement, and other proxy materials at www.proxyvote.com.

Appendix A

FIfth AMENDED AND RESTATED ARTICLES OF INCORPORATION
OF
CHEETAH NET SUPPLY CHAIN SERVICE INC.
(a North Carolina corporation)

Pursuant to §55-10-07 of the North Carolina Business Corporation Act, as amended (the “Act”), the Articles of Incorporation of Cheetah Net Supply Chain Service Inc. (the “Corporation”) are hereby amended and restated to read in their entirety as follows:

FIRST: The name of this Corporation is Cheetah Net Supply Chain Service Inc.

SECOND: The address, including street, number, city and county, of the registered office of the Corporation in the State of North Carolina is 2626 Glenwood Avenue, Suite 550, Raleigh, Wake County, North Carolina 27608 and the name of the registered agent of the Corporation in the State of North Carolina at such address is Corporation Service Company.

THIRD: The nature of the business and of the purposes to be conducted and promoted by the Corporation is to conduct any lawful business, to promote any lawful purpose, and to engage in any lawful act or activity for which corporations may be organized under the Act.

FOURTH: At [ ], Eastern Time, on [ ], 202[ ] (the “Effective Date”), each share of Class A Common Stock issued and outstanding immediately prior to the Effective Date will be automatically combined and converted into that fraction of a share of Class A Common Stock of the Corporation as has been determined by the Board of Directors in its sole discretion at a ratio of one-for-[ ] shares of Class A Common Stock, and each share of Class B Common Stock issued and outstanding immediately prior to the Effective Date will be automatically combined and converted into that fraction of a share of Class B Common Stock of the Corporation as has been determined by the Board of Directors in its sole discretion at a ratio of one-for-[ ] shares of Class B Common Stock (collectively, the “Reverse Stock Split”). No fractional shares shall be issued in connection with the Reverse Stock Split. To the extent that any shareholder shall be deemed after the Effective Date as a result of the Articles of Incorporation to own a fractional share of Class A Common Stock or Class B Common Stock, such fractional share resulting from the Reverse Stock Split shall be rounded up to the nearest whole share. All numbers of shares and all amounts stated on a per share basis contained in these Fifth Amended and Restated Articles of Incorporation are stated after giving effect to the Reverse Stock Split, and no further adjustment shall be made as a consequence of the Reverse Stock Split.

The Corporation is authorized to issue two classes of common stock, to be designated, respectively, Class A Common Stock and Class B Common Stock. The total number of shares of Class A Common Stock authorized to be issued is 891,750,000, with a par value of $0.0001 per share. The total number of shares of Class B Common Stock authorized to be issued is 108,250,000, with a par value of $0.0001 per share. Class A Common Stock shall have a voting right of one (1) vote per share, and Class B Common Stock shall have a voting right of fifteen (15) votes per share. The shares of Class A Common Stock are not convertible into shares of any other class. The shares of Class B Common Stock are convertible into shares of Class A Common Stock at any time after issuance at the option of the holder on a one-to-one basis.

FIFTH: The Corporation shall have the authority to issue 500,000 shares of preferred stock as long as is deemed necessary (the “Preferred Stock”) with a par value per share equal to the par value per share of the Class A Common Stock. The Board of Directors is authorized to establish series of Preferred Stock and to fix, in the manner and to the full extent provided and permitted by law, the rights, preferences and limitations of each series of the Preferred Stock and the relative rights, preferences and limitations between or among such series including, but not limited to:

(1)            the designation of each series and the number of shares that shall constitute the series;

(2)            the rate of dividends, if any, payable on the shares of each series, the time and manner of payment and whether or not such dividends shall be cumulative;

(3)            whether shares of each series may be redeemed and, if so, the redemption price and the terms and conditions of redemption;

(4)            sinking fund provisions, if any, for the redemption or purchase of shares of each series which is redeemable;

(5)            the amount, if any, payable upon shares of each series in the event of the voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the manner and preference of such payment; and

(6)            the voting rights, if any, in the shares of each series and any conditions upon the exercising of such rights.

SIXTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of North Carolina may, on the application in a summary way of this Corporation or any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of §55-14-30 to 33 of the Act order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders, of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders, of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

SEVENTH: The power to make, alter, or repeal the By-Laws, and to adopt any new By-Law, shall be vested in the Board of Directors.

EIGHTH: To the fullest extent that the Act, as it exists on the date hereof or as it may hereafter be amended, permits the limitation or elimination of the liability of directors, no director of this Corporation shall be personally liable to this Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Notwithstanding the foregoing, a director shall be liable to the extent provided by applicable law: (1) for any breach of the directors' duty of loyalty to the Corporation or its stockholders; (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (3) under §55-8-33 of the Act; or (4) for any transaction from which the director derived any improper personal benefit. Neither the amendment nor repeal of this Article, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article, shall adversely affect any right or protection of a director of the Corporation existing at the time of such amendment or repeal.

NINTH: The Corporation shall, to the fullest extent permitted by §55-8-51 of the Act, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section. The Corporation shall advance expenses to the fullest extent permitted by said section. Such right to indemnification and advancement of expenses shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. The indemnification and advancement of expenses provided for herein shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors or otherwise.

IN WITNESS WHEREOF, I have hereunto set my hand this ____ day of ____________, 202[ ].

Signature:

Huan Liu, President

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. V80276-TBD ! ! ! For All Withhold All For All Except ! ! ! ! ! ! ! ! ! ! ! ! To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. CHEETAH NET SUPPLY CHAIN SERVICE INC. 8707 RESEARCH DRIVE IRVINE, CALIFORNIA 92618 VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/CTNT2025 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. CHEETAH NET SUPPLY CHAIN SERVICE INC. 01) Huan Liu 02) Xianggeng Huang 03) Huibo Deng 04) Huiping (Catherine) Chen 05) Xiangan Ruan Nominees: 3. To approve the Company’s Fifth Amended and Restated Articles of Incorporation to effect a reverse stock split of the issued shares of the Company’s common stock at a ratio within a range from any whole number between one-for-five to one-for-twenty, as determined by the Board of Directors in its sole discretion; 2. To ratify the appointment of Assentsure PAC as the independent registered public accounting firm of the Company for the year ending December 31, 2025; Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. 4. To approve the potential issuance in excess of 20% of the Company’s outstanding common stock upon the conversion of certain convertible notes at a conversion price per share that is less than the “minimum price” under Nasdaq Listing Rule 5635, if required pursuant to the terms of such convertible note(s); and 5. To approve one or more adjournments of the annual meeting to a later date or dates, if necessary, to permit further solicitation of proxies in the event there are not sufficient votes in favor of the above proposals or to constitute a quorum, as described in the proxy statement. 1. Election of Directors The Board of Directors recommends you vote FOR the following: The Board of Directors recommends you vote "FOR" each additional proposal. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. For Against Abstain SCAN TO VIEW MATERIALS & VOTEw

V80277-TBD Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Proxy Statement and Form 10-K are available at www.proxyvote.com. CHEETAH NET SUPPLY CHAIN SERVICE INC. ANNUAL MEETING OF STOCKHOLDERS NOVEMBER 7, 2025 7:00 PM ET THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The stockholder(s) hereby appoint(s) Huan Liu as proxy, with the power to appoint a substitute, and hereby authorize(s) him to represent and vote, as designated on the reverse side of this ballot, all of the shares of common stock of Cheetah Net Supply Chain Service Inc. that the stockholder(s) is entitled to vote at the Annual Meeting of Stockholders to be held on November 7, 2025, at 7:00 p.m., Eastern Time, and at any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side